FOR IMMEDIATE RELEASE

For Further Information:

Gerald D. Murphy
Chairman, Chief Executive Officer
(213) 879-1480



ERLY INDUSTRIES INC. FILES CHAPTER 11


LOS ANGELES, CALIFORNIA, September 28, 1998 --- ERLY Industries Inc. ("ERLY"), today filed for protection from creditors to prevent the foreclosure on the stock of American Rice, Inc. ("ARI") owned by ERLY Industries. ERLY had pledged most of its ARI stock to the Noteholders of ARI's $100 million principal amount of 13.0% Mortgage Notes due 2002 (the "Notes") in August 1995 when the Notes were issued. ARI filed for bankruptcy protection on August 11, 1998. ERLY, which owns 81% of ARI, filed its Chapter 11 bankruptcy petition in Corpus Christi, Texas, listing assets and liabilities of between $10-$50 million each.



ERLY is listed under the symbol "ERLYE" on the NASDAQ Stock Market.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include but are not limited to such factors as product demand and development, ability to maintain customer relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, risk of foreign operations, and other information detailed from time to time in the Company's Securities and Exchange Commission filings.